FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE GROUP REPORTS QUARTERLY RESULTS

Record Quarterly Revenue Increased 8% to $7.5 Billion

Retail Automotive Same-Store Revenue Increased 6%, Including an 11% Increase in Service & Parts

Retail Commercial Truck Same-Store Revenue Increased 19%, Including a 4% Increase in Service & Parts

Net Income of $300.8 Million; Earnings Per Share of $4.41

Repurchased 2.6 Million Shares of Common Stock for $350.4 Million Through Second Quarter

BLOOMFIELD HILLS, MI, July 26, 2023 – Penske Automotive Group, Inc. (NYSE: PAG), a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers, today announced quarterly results for the second quarter of 2023. For the quarter, revenue increased 8% to $7.5 billion, a quarterly record. Net income attributable to common stockholders decreased 20% to $300.8 million from $374.0 million, and related earnings per share decreased 11% to $4.41 from $4.93 when compared to the same period last year. The Company’s results for the second quarter of 2023 were driven by strong performance from its automotive and commercial truck operations which partially offset higher interest expense and lower equity earnings from its investment in Penske Transportation Solutions. Foreign currency exchange negatively impacted revenue by $23.7 million, net income attributable to common stockholders by $0.5 million, and earnings per share by $0.01.
Second Quarter 2023 Operating Highlights Compared to Second Quarter 2022
•Retail Automotive Same-Store Revenue – increased 6%
•New Vehicle +15%; Used Vehicle -4%; Finance & Insurance -4%; Service & Parts +11%
•Retail Automotive Same-Store Gross Profit – increased 1%
•New Vehicle +4%; Used Vehicle -21%; Finance & Insurance -4%; Service & Parts +10%
•Retail Commercial Truck Same-Store Revenue – increased 19%
•New Vehicle +37%; Used Vehicle -34%; Finance & Insurance +11%; Service & Parts +4%
Commenting on the Company's financial results, Chair and CEO Roger Penske said, "I am pleased to report strong second quarter performance from our diversified business model. Automotive retail and commercial truck retail demand for new vehicles remains strong while same store service & parts revenue increased 11% from retail automotive operations and increased 4% from commercial truck operations. Retail automotive same-store variable gross profit per unit retailed increased $163 when compared to the first quarter of 2023 to $5,646. In addition, I am pleased that strong expense control produced a ratio of SG&A to gross profit of 67.4%, including a sequential decline of ten basis points when compared to the first quarter of 2023."
For the six months ended June 30, 2023, revenue increased 7% to $14.8 billion. When compared to the same period last year, net income attributable to common stockholders decreased 19% to $599.1 million from $741.9 million, and related earnings per share decreased 10% to $8.72. Foreign currency exchange negatively impacted revenue by $322.0 million, net

1

income attributable to common stockholders by $8.3 million, and earnings per share by $0.12. Excluding the impact from foreign currency exchange, revenue increased 9%, net income attributable to common stockholders decreased 18%, and earnings per share decreased approximately 9%.
Retail Automotive Dealerships
For the three months ended June 30, 2023, total retail automotive revenue increased 7% to $6.4 billion. Same-store revenue increased 6%, including an 11% increase in service and parts revenue. Total retail automotive gross profit increased 2.4% to $1.1 billion, including a 1% increase on a same-store basis. Same-store service and parts gross profit increased 10%.
Beginning in the first quarter of 2023, we transitioned certain brands in the U.K. to an agency model for new vehicle sales under which these dealerships receive a fee for facilitating the sale of a new vehicle by the manufacturer. We do not record revenue for the price of the vehicle. As shown in the following schedules, the units facilitated under the agency model are shown separately as Agency units while the fee we received to facilitate the sale is included in new vehicle revenue and gross profit.
Retail Commercial Truck Dealerships
As of June 30, 2023, Premier Truck Group operated 44 North American retail commercial truck locations, including five locations in the greater Winnipeg, Manitoba market acquired during the second quarter of 2023. For the three months ended June 30, 2023, revenue increased 20% to $919.2 million while same-store revenue increased 19%, including a 4% increase in service and parts revenue when compared to the same period last year. Earnings before taxes increased 6% to $55.5 million when compared to the same period in 2022. For the six months ended June 30, 2023, revenue increased 16% to $1.8 billion while same-store revenue increased 14%, including a 7% increase in service and parts revenue when compared to the same period last year. Earnings before taxes increased 2% to $112.6 million when compared to the same period last year.
Penske Transportation Solutions Investment
Penske Transportation Solutions ("PTS") is a leading provider of full-service truck leasing, truck rental, contract maintenance, and logistics services. PTS operates a managed fleet with over 431,000 trucks, tractors, and trailers under lease, rental and/or maintenance contracts. Penske Automotive Group has a 28.9% ownership interest in PTS and accounts for its ownership interest using the equity method of accounting. For the three and six months ended June 30, 2023, the Company recorded $73.3 million and $154.1 million in earnings compared to $136.6 million and $255.1 million for the same periods in 2022. The year-over-year declines are due to higher interest costs of $47 million for the three months and $91 million for the six months ended June 30, 2023, higher maintenance expenses of $65 million for the three months and $148 million for the six months ended June 30, 2023, a decrease in commercial and consumer rental utilization, and a decrease in the gain on sales of vehicles.
Corporate Development and Capital Allocation
Based on the Company's strong earnings and cash flow, the Board of Directors has increased the quarterly dividend three times in 2023 from $0.57 per share to $0.72 per share, representing an increase of 26%. During the six months ended June 30, 2023, we repurchased 2.4 million shares of common stock for approximately $328.0 million under our securities repurchase program and also acquired 162,174 shares of our common stock for $22.4 million from employees in connection with a net share settlement feature of employee equity awards. As of June 30, 2023, $246.3 million remained available under the company's existing repurchase authority.
During June 2023, the company acquired Transolutions Truck Centres (“TSTC”), a retailer of medium and heavy-duty commercial trucks and buses, located in the greater Winnipeg, Manitoba market. The acquisition is expected to generate approximately $180 million in annualized revenue.

2

Conference Call
Penske Automotive Group will host a conference call discussing financial results relating to the second quarter of 2023 on Wednesday, July 26, 2023, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (877) 692-8955 [International, please dial (234) 720-6979] using access code 4310165. The call will also be simultaneously broadcast over the Internet, available through the Investors section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2023 financial results has been posted to the Investors section of the Company's website. To access the presentation or to listen to the Company's webcast, please refer to www.penskeautomotive.com.
About Penske Automotive
Penske Automotive Group, Inc., (NYSE: PAG) headquartered in Bloomfield Hills, Michigan, is a diversified international transportation services company and one of the world's premier automotive and commercial truck retailers. PAG operates dealerships in the United States, the United Kingdom, Canada, Germany, Italy, and Japan and is one of the largest retailers of commercial trucks in North America for Freightliner. PAG also distributes and retails commercial vehicles, diesel and gas engines, power systems, and related parts and services principally in Australia and New Zealand. PAG employs over 27,000 people worldwide. Additionally, PAG owns 28.9% of Penske Transportation Solutions ("PTS"), a business that employs over 43,000 people worldwide, manages one of the largest, most comprehensive and modern trucking fleets in North America with over 431,000 trucks, tractors, and trailers under lease, rental, and/or maintenance contracts and provides innovative transportation, supply chain, and technology solutions to its customers. PAG is a member of the Fortune 500, Russell 1000, and Russell 3000 indexes. For additional information, including the Company's 2022 ESG Report highlighting its ESG strategies, activities, and certain metrics, visit the Company's website at www.penskeautomotive.com.
Non-GAAP Financial Measures
This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA") and leverage ratio. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company's disclosures and provide a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and improve the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP.
Caution Concerning Forward Looking Statements
Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.'s financial performance and future plans. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others, those related to macro-economic, geo-political and industry conditions and events, including their impact on new and used vehicle sales, the availability of consumer credit, changes in consumer demand, consumer confidence levels, fuel prices, personal discretionary spending levels, interest rates, and unemployment rates; our ability to obtain vehicles and parts from our manufacturers, especially in light of supply chain disruptions due to natural disasters, the shortage of vehicle components, the war in Ukraine, challenges in sourcing labor, or labor strikes or work stoppages, or other disruptions; changes in the retail model either from direct sales by manufacturers, a transition to an agency model of sales, sales by online competitors, or from the expansion of electric vehicles; the effects of a pandemic on the global economy, including our ability to react effectively to changing

3

business conditions in light of any pandemic; the rate of inflation, including its impact on vehicle affordability; changes in interest rates and foreign currency exchange rates; our ability to consummate and integrate acquisitions; with respect to PTS, changes in the financial health of its customers, labor strikes or work stoppages by its employees, a reduction in PTS' asset utilization rates, continued availability from truck manufacturers and suppliers of vehicles and parts for its fleet, potential decreases in the resale value of used vehicles which may affect PTS' ability to sell its used vehicles after the expiration of its customers' leases or at the end of its holding period for rental vehicles, which may affect PTS' profitability and regulatory risks and related compliance costs; our ability to realize returns on our significant capital investment in new and upgraded dealership facilities; our ability to navigate a rapidly changing automotive and truck landscape; our ability to respond to new or enhanced regulations in both our domestic and international markets relating to automotive and commercial truck dealerships and vehicles sales, including those related to the sales process or emissions standards, as well as changes in consumer sentiment relating to commercial truck sales that may hinder our or PTS' ability to maintain, acquire, sell, or operate trucks; the success of our distribution of commercial vehicles, engines, and power systems; natural disasters; recall initiatives or other disruptions that interrupt the supply of vehicles or parts to us; the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive Group's business, markets, conditions, risks, and other uncertainties, which could affect Penske Automotive Group's future performance. The risks and uncertainties discussed above are not exhaustive and additional risk and uncertainties are addressed in Penske Automotive Group's Form 10-K for the year ended December 31, 2022, its Form 10-Q for the quarterly period ended March 31, 2023, and its other filings with the Securities and Exchange Commission. This press release speaks only as of its date, and Penske Automotive Group disclaims any duty to update the information herein.

Inquiries should contact:

Shelley Hulgrave	Anthony Pordon
Executive Vice President and	Executive Vice President Investor Relations
Chief Financial Officer	and Corporate Development
Penske Automotive Group, Inc.	Penske Automotive Group, Inc.
248-648-2812	248-648-2540
shulgrave@penskeautomotive.com	tpordon@penskeautomotive.com

# # #

4

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Millions, Except Per Share Data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Revenue	$7,468.5	$6,906.9	8.1%	$14,807.5	$13,882.3	6.7%
Cost of Sales	6,195.5	5,669.9	9.3%	12,282.2	11,413.6	7.6%
Gross Profit	$1,273.0	$1,237.0	2.9%	$2,525.3	$2,468.7	2.3%
SG&A Expenses	858.1	817.7	4.9%	1,703.0	1,615.5	5.4%
Depreciation	34.1	31.7	7.6%	68.0	63.6	6.9%
Operating Income	$380.8	$387.6	(1.8)%	$754.3	$789.6	(4.5)%
Floor Plan Interest Expense	(30.8)	(9.0)	242.2%	(58.7)	(16.5)	255.8%
Other Interest Expense	(24.2)	(17.0)	42.4%	(45.0)	(33.5)	34.3%
Equity in Earnings of Affiliates	74.5	138.0	(46.0)%	156.6	257.6	(39.2)%
Income Before Income Taxes	$400.3	$499.6	(19.9)%	$807.2	$997.2	(19.1)%
Income Taxes	(97.7)	(123.7)	(21.0)%	(205.0)	(251.8)	(18.6)%
Net Income	$302.6	$375.9	(19.5)%	$602.2	$745.4	(19.2)%
Less: Income Attributable to Non-Controlling Interests	1.8	1.9	(5.3)%	3.1	3.5	(11.4)%
Net Income Attributable to Common Stockholders	$300.8	$374.0	(19.6)%	$599.1	$741.9	(19.2)%

Amounts Attributable to Common Stockholders:
Net Income	$302.6	$375.9	(19.5)%	$602.2	$745.4	(19.2)%
Less: Income Attributable to Non-Controlling Interests	1.8	1.9	(5.3)%	3.1	3.5	(11.4)%
Net Income Attributable to Common Stockholders	$300.8	$374.0	(19.6)%	$599.1	$741.9	(19.2)%
Income Per Share	$4.41	$4.93	(10.5)%	$8.72	$9.70	(10.1)%
Weighted Average Shares Outstanding	68.2	75.8	(10.1)%	68.7	76.5	(10.2)%

5

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Millions)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets:
Cash and Cash Equivalents	$119.6	$106.5
Accounts Receivable, Net	890.6	906.7
Inventories	3,881.3	3,509.1
Other Current Assets	194.9	141.9
Total Current Assets	5,086.4	4,664.2
Property and Equipment, Net	2,624.5	2,496.5
Operating Lease Right-of-Use Assets	2,389.1	2,416.1
Intangibles	2,927.5	2,845.6
Other Long-Term Assets	1,769.4	1,692.2
Total Assets	$14,796.9	$14,114.6

Liabilities and Equity:
Floor Plan Notes Payable	$1,706.7	$1,565.7
Floor Plan Notes Payable – Non-Trade	1,465.1	1,430.6
Accounts Payable	943.5	853.5
Accrued Expenses and Other Current Liabilities	823.1	788.1
Current Portion Long-Term Debt	130.1	75.2
Total Current Liabilities	5,068.5	4,713.1
Long-Term Debt	1,613.6	1,546.9
Long-Term Operating Lease Liabilities	2,308.6	2,335.7
Other Long-Term Liabilities	1,396.5	1,344.1
Total Liabilities	10,387.2	9,939.8
Equity	4,409.7	4,174.8
Total Liabilities and Equity	$14,796.9	$14,114.6

6

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Operations
Selected Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Geographic Revenue Mix:
North America	59.7%	61.0%	59.0%	60.1%
U.K.	32.2%	31.8%	32.9%	32.1%
Other International	8.1%	7.2%	8.1%	7.8%
Total	100.0%	100.0%	100.0%	100.0%

Revenue: (Amounts in Millions)
Retail Automotive	$6,406.0	$5,997.3	$12,705.8	$12,026.5
Retail Commercial Truck	919.2	768.7	1,814.8	1,561.0
Commercial Vehicle Distribution and Other	143.3	140.9	286.9	294.8
Total	$7,468.5	$6,906.9	$14,807.5	$13,882.3

Gross Profit: (Amounts in Millions)
Retail Automotive	$1,085.9	$1,060.0	$2,148.5	$2,110.7
Retail Commercial Truck	146.8	136.0	293.8	277.2
Commercial Vehicle Distribution and Other	40.3	41.0	83.0	80.8
Total	$1,273.0	$1,237.0	$2,525.3	$2,468.7

Gross Margin:
Retail Automotive	17.0%	17.7%	16.9%	17.6%
Retail Commercial Truck	16.0%	17.7%	16.2%	17.8%
Commercial Vehicle Distribution and Other	28.1%	29.1%	28.9%	27.4%
Total	17.0%	17.9%	17.1%	17.8%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating Items as a Percentage of Revenue:
Gross Profit	17.0%	17.9%	17.1%	17.8%
Selling, General and Administrative Expenses	11.5%	11.8%	11.5%	11.6%
Operating Income	5.1%	5.6%	5.1%	5.7%
Income Before Income Taxes	5.4%	7.2%	5.5%	7.2%

Operating Items as a Percentage of Total Gross Profit:
Selling, General and Administrative Expenses	67.4%	66.1%	67.4%	65.4%
Operating Income	29.9%	31.3%	29.9%	32.0%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in Millions)	2023	2022	2023	2022

EBITDA(1)	$458.6	$548.3	$920.2	$1,094.3
Floor Plan Credits	$11.2	$10.1	$21.1	$19.9
Rent Expense	$62.2	$61.0	$123.9	$121.7
_______________________
(1)See the following Non-GAAP reconciliation table.

7

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Retail Automotive Units:
New Retail	49,562	45,515	8.9%	97,224	91,043	6.8%
Used Retail	65,386	69,994	(6.6)%	133,222	138,225	(3.6)%
Total Retail	114,948	115,509	(0.5)%	230,446	229,268	0.5%
New Agency	8,931	—	nm	15,864	—	nm
Total Retail and Agency	123,879	115,509	7.2%	246,310	229,268	7.4%

Retail Automotive Revenue: (Amounts in Millions)
New Vehicles	$2,820.1	$2,446.0	15.3%	$5,541.4	$4,891.5	13.3%
Used Vehicles	2,330.3	2,387.8	(2.4)%	4,627.4	4,810.7	(3.8)%
Finance and Insurance, Net	214.1	221.4	(3.3)%	420.9	438.7	(4.1)%
Service and Parts	685.2	597.0	14.8%	1,368.2	1,183.2	15.6%
Fleet and Wholesale	356.3	345.1	3.2%	747.9	702.4	6.5%
Total Revenue	$6,406.0	$5,997.3	6.8%	$12,705.8	$12,026.5	5.6%

Retail Automotive Gross Profit: (Amounts in Millions)
New Vehicles	$326.8	$312.3	4.6%	$640.6	$623.7	2.7%
Used Vehicles	123.3	155.2	(20.6)%	245.9	311.0	(20.9)%
Finance and Insurance, Net	214.1	221.4	(3.3)%	420.9	438.7	(4.1)%
Service and Parts	406.5	359.2	13.2%	805.4	709.7	13.5%
Fleet and Wholesale	15.2	11.9	27.7%	35.7	27.6	29.3%
Total Gross Profit	$1,085.9	$1,060.0	2.4%	$2,148.5	$2,110.7	1.8%

Retail Automotive Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$56,557	$53,740	5.2%	$56,687	$53,727	5.5%
Used Vehicles	35,639	34,114	4.5%	34,735	34,803	(0.2)%

Retail Automotive Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$6,259	$6,860	(8.8)%	$6,287	$6,850	(8.2)%
Used Vehicles	1,887	2,218	(14.9)%	1,847	2,250	(17.9)%
Finance and Insurance (excluding agency)	1,840	1,917	(4.0)%	1,806	1,914	(5.6)%
Agency	2,153	—	nm	2,142	—	nm

Retail Automotive Gross Margin:
New Vehicles	11.6%	12.8%	(120)bps	11.6%	12.8%	(120)bps
Used Vehicles	5.3%	6.5%	(120)bps	5.3%	6.5%	(120)bps
Service and Parts	59.3%	60.2%	(90)bps	58.9%	60.0%	(110)bps
Fleet and Wholesale	4.3%	3.4%	+90bps	4.8%	3.9%	+90bps
Total Gross Margin	17.0%	17.7%	(70)bps	16.9%	17.6%	(70)bps

Retail Automotive Revenue Mix Percentages:
New Vehicles	44.0%	40.8%	+320bps	43.6%	40.7%	+290bps
Used Vehicles	36.4%	39.8%	(340)bps	36.4%	40.0%	(360)bps
Finance and Insurance, Net	3.3%	3.7%	(40)bps	3.3%	3.6%	(30)bps
Service and Parts	10.7%	10.0%	+70bps	10.8%	9.8%	+100bps
Fleet and Wholesale	5.6%	5.7%	(10)bps	5.9%	5.9%	—bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Gross Profit Mix Percentages:
New Vehicles	30.1%	29.5%	+60bps	29.8%	29.5%	+30bps
Used Vehicles	11.4%	14.6%	(320)bps	11.4%	14.7%	(330)bps
Finance and Insurance, Net	19.7%	20.9%	(120)bps	19.6%	20.8%	(120)bps
Service and Parts	37.4%	33.9%	+350bps	37.5%	33.6%	+390bps
Fleet and Wholesale	1.4%	1.1%	+30bps	1.7%	1.4%	+30bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

8

PENSKE AUTOMOTIVE GROUP, INC.
Retail Automotive Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Retail Automotive Same-Store Units:
New Retail	48,923	44,920	8.9%	94,403	89,282	5.7%
Used Retail	63,726	68,921	(7.5)%	128,555	135,390	(5.0)%
Total Retail	112,649	113,841	(1.0)%	222,958	224,672	(0.8)%
New Agency	7,554	—	nm	13,428	—	nm
Total Retail and Agency	120,203	113,841	5.6%	236,386	224,672	5.2%

Retail Automotive Same-Store Revenue: (Amounts in Millions)
New Vehicles	$2,782.4	$2,416.6	15.1%	$5,395.1	$4,813.5	12.1%
Used Vehicles	2,269.8	2,353.3	(3.5)%	4,461.3	4,721.7	(5.5)%
Finance and Insurance, Net	209.3	218.4	(4.2)%	408.5	433.3	(5.7)%
Service and Parts	653.0	589.7	10.7%	1,288.9	1,167.1	10.4%
Fleet and Wholesale	349.6	340.9	2.6%	728.2	689.9	5.6%
Total Revenue	$6,264.1	$5,918.9	5.8%	$12,282.0	$11,825.5	3.9%

Retail Automotive Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$321.4	$309.1	4.0%	$624.0	$616.6	1.2%
Used Vehicles	121.2	153.7	(21.1)%	239.2	307.0	(22.1)%
Finance and Insurance, Net	209.3	218.4	(4.2)%	408.5	433.3	(5.7)%
Service and Parts	391.1	354.7	10.3%	766.2	700.2	9.4%
Fleet and Wholesale	15.5	11.9	30.3%	35.9	27.6	30.1%
Total Gross Profit	$1,058.5	$1,047.8	1.0%	$2,073.8	$2,084.7	(0.5)%

Retail Automotive Same-Store Revenue Per Vehicle Retailed:
New Vehicles (excluding agency)	$56,592	$53,799	5.2%	$56,889	$53,914	5.5%
Used Vehicles	35,618	34,145	4.3%	34,703	34,875	(0.5)%

Retail Automotive Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles (excluding agency)	$6,298	$6,880	(8.5)%	$6,358	$6,906	(7.9)%
Used Vehicles	1,902	2,230	(14.7)%	1,861	2,268	(17.9)%
Finance and Insurance (excluding agency)	1,834	1,918	(4.4)%	1,812	1,928	(6.0)%
Agency	2,114	—	nm	2,118	—	nm

Retail Automotive Same-Store Gross Margin:
New Vehicles	11.6%	12.8%	(120)bps	11.6%	12.8%	(120)bps
Used Vehicles	5.3%	6.5%	(120)bps	5.4%	6.5%	(110)bps
Service and Parts	59.9%	60.1%	(20)bps	59.4%	60.0%	(60)bps
Fleet and Wholesale	4.4%	3.5%	+90bps	4.9%	4.0%	+90bps
Total Gross Margin	16.9%	17.7%	(80)bps	16.9%	17.6%	(70)bps

Retail Automotive Same-Store Revenue Mix Percentages:
New Vehicles	44.4%	40.8%	+360bps	43.9%	40.7%	+320bps
Used Vehicles	36.2%	39.8%	(360)bps	36.3%	39.9%	(360)bps
Finance and Insurance, Net	3.3%	3.7%	(40)bps	3.3%	3.7%	(40)bps
Service and Parts	10.4%	10.0%	+40bps	10.5%	9.9%	+60bps
Fleet and Wholesale	5.7%	5.7%	—bps	6.0%	5.8%	+20bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Automotive Same-Store Gross Profit Mix Percentages:
New Vehicles	30.4%	29.5%	+90bps	30.1%	29.6%	+50bps
Used Vehicles	11.5%	14.7%	(320)bps	11.5%	14.7%	(320)bps
Finance and Insurance, Net	19.8%	20.8%	(100)bps	19.7%	20.8%	(110)bps
Service and Parts	36.9%	33.9%	+300bps	36.9%	33.6%	+330bps
Fleet and Wholesale	1.4%	1.1%	+30bps	1.8%	1.3%	+50bps
Total	100.0%	100.0%		100.0%	100.0%
nm – not meaningful

9

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Units:
New Retail	4,539	3,531	28.5%	9,056	7,386	22.6%
Used Retail	704	643	9.5%	1,359	1,480	(8.2)%
Total	5,243	4,174	25.6%	10,415	8,866	17.5%

Retail Commercial Truck Revenue: (Amounts in Millions)
New Vehicles	$616.4	$447.3	37.8%	$1,216.6	$919.0	32.4%
Used Vehicles	52.4	78.7	(33.4)%	101.9	179.0	(43.1)%
Finance and Insurance, Net	5.0	4.5	11.1%	10.0	10.9	(8.3)%
Service and Parts	232.1	219.6	5.7%	460.1	416.6	10.4%
Wholesale and Other	13.3	18.6	(28.5)%	26.2	35.5	(26.2)%
Total Revenue	$919.2	$768.7	19.6%	$1,814.8	$1,561.0	16.3%

Retail Commercial Truck Gross Profit: (Amounts in Millions)
New Vehicles	$37.5	$26.5	41.5%	$70.0	$55.5	26.1%
Used Vehicles	4.0	5.9	(32.2)%	9.4	21.8	(56.9)%
Finance and Insurance, Net	5.0	4.5	11.1%	10.0	10.9	(8.3)%
Service and Parts	95.4	92.3	3.4%	193.7	176.1	10.0%
Wholesale and Other	4.9	6.8	(27.9)%	10.7	12.9	(17.1)%
Total Gross Profit	$146.8	$136.0	7.9%	$293.8	$277.2	6.0%

Retail Commercial Truck Revenue Per Vehicle Retailed:
New Vehicles	$135,798	$126,676	7.2%	$134,345	$124,422	8.0%
Used Vehicles	74,421	122,415	(39.2)%	75,009	120,963	(38.0)%

Retail Commercial Truck Gross Profit Per Vehicle Retailed:
New Vehicles	$8,254	$7,504	10.0%	$7,723	$7,508	2.9%
Used Vehicles	5,722	9,133	(37.3)%	6,914	14,691	(52.9)%
Finance and Insurance	960	1,082	(11.3)%	961	1,230	(21.9)%

Retail Commercial Truck Gross Margin:
New Vehicles	6.1%	5.9%	+20bps	5.8%	6.0%	(20)bps
Used Vehicles	7.6%	7.5%	+10bps	9.2%	12.2%	(300)bps
Service and Parts	41.1%	42.0%	(90)bps	42.1%	42.3%	(20)bps
Wholesale and Other	36.8%	36.6%	+20bps	40.8%	36.3%	+450bps
Total Gross Margin	16.0%	17.7%	(170)bps	16.2%	17.8%	(160)bps

Retail Commercial Truck Revenue Mix Percentages:
New Vehicles	67.1%	58.2%	+890bps	67.0%	58.9%	+810bps
Used Vehicles	5.7%	10.2%	(450)bps	5.6%	11.5%	(590)bps
Finance and Insurance, Net	0.5%	0.6%	(10)bps	0.6%	0.7%	(10)bps
Service and Parts	25.3%	28.6%	(330)bps	25.4%	26.7%	(130)bps
Wholesale and Other	1.4%	2.4%	(100)bps	1.4%	2.2%	(80)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Gross Profit Mix Percentages:
New Vehicles	25.5%	19.5%	+600bps	23.8%	20.0%	+380bps
Used Vehicles	2.7%	4.3%	(160)bps	3.2%	7.9%	(470)bps
Finance and Insurance, Net	3.4%	3.3%	+10bps	3.4%	3.9%	(50)bps
Service and Parts	65.0%	67.9%	(290)bps	65.9%	63.5%	+240bps
Wholesale and Other	3.4%	5.0%	(160)bps	3.7%	4.7%	(100)bps
Total	100.0%	100.0%		100.0%	100.0%

10

PENSKE AUTOMOTIVE GROUP, INC.
Retail Commercial Truck Operations Same-Store
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2023	2022	Change	2023	2022	Change
Retail Commercial Truck Same-Store Units:
New Retail	4,510	3,531	27.7%	8,610	7,175	20.0%
Used Retail	701	643	9.0%	1,327	1,464	(9.4)%
Total	5,211	4,174	24.8%	9,937	8,639	15.0%

Retail Commercial Truck Same-Store Revenue: (Amounts in Millions)
New Vehicles	$611.7	$447.3	36.8%	$1,164.6	$893.5	30.3%
Used Vehicles	52.2	78.7	(33.7)%	99.7	177.5	(43.8)%
Finance and Insurance, Net	5.0	4.5	11.1%	9.7	10.7	(9.3)%
Service and Parts	229.3	219.6	4.4%	428.6	398.9	7.4%
Wholesale and Other	13.3	18.6	(28.5)%	26.1	35.3	(26.1)%
Total Revenue	$911.5	$768.7	18.6%	$1,728.7	$1,515.9	14.0%

Retail Commercial Truck Same-Store Gross Profit: (Amounts in Millions)
New Vehicles	$37.0	$26.5	39.6%	$66.0	$53.8	22.7%
Used Vehicles	4.0	5.9	(32.2)%	9.1	21.5	(57.7)%
Finance and Insurance, Net	5.0	4.5	11.1%	9.7	10.7	(9.3)%
Service and Parts	94.3	92.3	2.2%	180.7	169.5	6.6%
Wholesale and Other	4.7	6.6	(28.8)%	10.4	12.7	(18.1)%
Total Gross Profit	$145.0	$135.8	6.8%	$275.9	$268.2	2.9%

Retail Commercial Truck Same-Store Revenue Per Vehicle Retailed:
New Vehicles	$135,637	$126,676	7.1%	$135,259	$124,527	8.6%
Used Vehicles	74,485	122,415	(39.2)%	75,162	121,271	(38.0)%

Retail Commercial Truck Same-Store Gross Profit Per Vehicle Retailed:
New Vehicles	$8,211	$7,504	9.4%	$7,665	$7,493	2.3%
Used Vehicles	5,733	9,133	(37.2)%	6,886	14,713	(53.2)%
Finance and Insurance	958	1,082	(11.5)%	976	1,238	(21.2)%

Retail Commercial Truck Same-Store Gross Margin:
New Vehicles	6.0%	5.9%	+10bps	5.7%	6.0%	(30)bps
Used Vehicles	7.7%	7.5%	+20bps	9.1%	12.1%	(300)bps
Service and Parts	41.1%	42.0%	(90)bps	42.2%	42.5%	(30)bps
Wholesale and Other	35.3%	35.5%	(20)bps	39.8%	36.0%	+380bps
Total Gross Margin	15.9%	17.7%	(180)bps	16.0%	17.7%	(170)bps

Retail Commercial Truck Same-Store Revenue Mix Percentages:
New Vehicles	67.1%	58.2%	+890bps	67.4%	58.9%	+850bps
Used Vehicles	5.7%	10.2%	(450)bps	5.8%	11.7%	(590)bps
Finance and Insurance, Net	0.5%	0.6%	(10)bps	0.6%	0.7%	(10)bps
Service and Parts	25.2%	28.6%	(340)bps	24.8%	26.3%	(150)bps
Wholesale and Other	1.5%	2.4%	(90)bps	1.4%	2.4%	(100)bps
Total	100.0%	100.0%		100.0%	100.0%

Retail Commercial Truck Same-Store Gross Profit Mix Percentages:
New Vehicles	25.5%	19.5%	+600bps	23.9%	20.1%	+380bps
Used Vehicles	2.8%	4.3%	(150)bps	3.3%	8.0%	(470)bps
Finance and Insurance, Net	3.4%	3.3%	+10bps	3.5%	4.0%	(50)bps
Service and Parts	65.0%	68.0%	(300)bps	65.5%	63.2%	+230bps
Wholesale and Other	3.3%	4.9%	(160)bps	3.8%	4.7%	(90)bps
Total	100.0%	100.0%		100.0%	100.0%

11

PENSKE AUTOMOTIVE GROUP, INC.
Supplemental Data
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Retail Automotive Revenue Mix:
Premium:
BMW / MINI	25%	25%	25%	25%
Audi	11%	11%	11%	11%
Mercedes-Benz	9%	10%	9%	10%
Land Rover / Jaguar	7%	7%	8%	7%
Porsche	8%	8%	8%	7%
Ferrari / Maserati	3%	3%	3%	3%
Lexus	3%	3%	3%	3%
Acura	1%	1%	1%	1%
Bentley	1%	1%	1%	1%
Others	3%	1%	2%	2%
Total Premium	71%	70%	71%	70%
Volume Non-U.S.:
Toyota	10%	11%	10%	11%
Honda	6%	5%	6%	5%
Volkswagen	2%	2%	2%	2%
Hyundai	1%	1%	1%	1%
Others	2%	2%	1%	2%
Total Volume Non-U.S.	21%	21%	20%	21%
U.S.:
General Motors / Stellantis	1%	1%	1%	1%
CarShop Used Vehicle Centers	7%	8%	8%	8%
Total	100%	100%	100%	100%

	Three Months Ended				Six Months Ended
	June 30,				June 30,
Capital Expenditures / Stock Repurchases:	2023		2022		2023		2022
(Amounts in Millions)
Capital expenditures	$	83.1	$	81.9	$	185.5	$	138.1
Cash paid for acquisitions, net of cash acquired	$	80.5	$	132.3	$	80.5	$	225.9
Stock repurchases:
Aggregate purchase price	$	240.2	$	173.4	$	350.4	$	292.6
Shares repurchased		1.7		1.7		2.6		2.9

Balance Sheet and Other Highlights:	June 30, 2023	December 31, 2022
(Amounts in Millions)
Cash and Cash Equivalents	$119.6	$106.5
Inventories	$3,881.3	$3,509.1
Total Floor Plan Notes Payable	$3,171.8	$2,996.3
Total Long-Term Debt	$1,743.7	$1,622.1
Equity	$4,409.7	$4,174.8

Debt to Total Capitalization Ratio	28.3%	28.0%
Leverage Ratio (1)	0.9x	0.8x
New vehicle days' supply	32 days	25 days
Used vehicle days' supply	45 days	53 days
__________________________
(1)See the following Non-GAAP reconciliation table

12

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Non-GAAP Reconciliations
(Unaudited)
The following table reconciles reported net income to earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for the three and six months ended June 30, 2023 and 2022:

	Three Months Ended
	June 30,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$302.6	$375.9	$(73.3)	(19.5)%
Add: Depreciation	34.1	31.7	2.4	7.6%
Other Interest Expense	24.2	17.0	7.2	42.4%
Income Taxes	97.7	123.7	(26.0)	(21.0)%
EBITDA	$458.6	$548.3	$(89.7)	(16.4)%

	Six Months Ended
	June 30,		2023 vs. 2022
(Amounts in Millions)	2023	2022	Change	% Change

Net Income	$602.2	$745.4	$(143.2)	(19.2)%
Add: Depreciation	68.0	63.6	4.4	6.9%
Other Interest Expense	45.0	33.5	11.5	34.3%
Income Taxes	205.0	251.8	(46.8)	(18.6)%
EBITDA	$920.2	$1,094.3	$(174.1)	(15.9)%

The following table reconciles the leverage ratio as of June 30, 2023, and December 31, 2022:

	Six	Six	Trailing Twelve	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
(Amounts in Millions)	December 31, 2022	June 30, 2023	June 30, 2023	December 31, 2022

Net Income	$640.8	$602.2	$1,243.0	$1,386.2
Add: Depreciation	63.7	68.0	131.7	127.3
Other Interest Expense	36.9	45.0	81.9	70.4
Income Taxes	221.2	205.0	426.2	473.0
EBITDA	$962.6	$920.2	$1,882.8	$2,056.9

Total Non-Vehicle Long-Term Debt			$1,743.7	$1,622.1
Leverage Ratio			0.9x	0.8x

# # # # # # #

13